Exhibit 10.1

ALLONGE #3
($2,500,000 Note)

This Allonge #3 is hereby attached to and made a part of the Amended and Restated Secured Promissory Note dated January 17, 2006, as amended by that certain Allonge dated March 31, 2006, and that certain Amendment to Amended and Restated Secured Promissory Note and Security Agreement dated April 24, 2006 (the “Note”), executed by WINWIN GAMING, INC., a Delaware corporation (“Borrower”) in the original principal amount of $2,500,000 in favor of SOLIDUS NETWORKS, INC., a Delaware corporation (“Lender”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

1.      Section 1 of the Note is hereby amended by deleting “June 13, 2006” in the second line thereof and substituting therefore “September 30, 2006.”

2.      Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Security Agreement, as amended, as collateral security for the Secured Obligations (as defined in the Security Agreement), and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Secured Obligations, continues to be and remains Collateral for the Secured Obligations from and after the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be executed and delivered by their duly authorized officers on June 13, 2006.

SOLIDUS NETWORKS, INC.

By:	/s/ Steve Zelinger
	Name:	Steve Zelinger
	Title:	General Council & EVP

WINWIN GAMING, INC.

By:	/s/ Patrick Rogers
	Name:	Patrick Rogers
	Title:	President/CEO